UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 28, 2008

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	364197173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Campus Drive
Mundelein, IL 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule.

By letter received May 28, 2008, the American Stock Exchange (“Amex”) notified Z Trim Holdings, Inc. (the “Company”) that the staff of the Amex has determined that the Company is not in compliance with certain of Amex’ continued listing standards.   The letter constitutes a “Deficiency Letter” pursuant to Section 1009 of the Amex Company Guide (the “Guide”). Amex has provided the Company the opportunity to submit a compliance plan to resolve the deficiencies.  Amex has not initiated a de-listing procedure or suspended trading in the Company’s common stock.

Upon a review of the Company’s Form 10-Q for the period ended March 31, 2008, the Amex staff determined that the Company reported $5,970,000 of shareholders’ equity, which is less than the $6,000,000 threshold for shareholders’ equity after losses from continuing operations and net losses in its five most recent fiscal years as required by Section 1003(a)(iii) of the Company Guide.  The Amex staff further determined that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, in violation of Section 1003(a)(iv) of the Company Guide.

The Company is in the process of reviewing the Amex staff’s findings.  In response to the Deficiency Letter, and as specifically directed by the Deficiency Letter, the Company will submit a Plan, by June 30, 2008, advising the Amex of actions it has taken and will take that will bring it back into compliance with Section 1003(a)(iii) by November 30, 2009 and 1003(a)(iv) by November 28, 2008.  Amex’ Listing Qualifications Department management will evaluate the Company’s Plan, determine whether the Company has made a reasonable demonstration of its ability to regain compliance within the allotted time and if the Company has so demonstrated, will accept the Plan.  If the Plan is accepted, the Company will be able to continue its listing during the Plan period, subject to periodic review of progress.  If the Plan is not accepted, however, or if the Company does not make progress consistent with the plan, or if the Company is not in compliance upon closure of the Plan period, the Amex will initiate delisting proceedings.

Item 7.01	Regulation FD Disclosure

On May 30, 2008, pursuant to Sections 402 and 1009(j) of the Guide, the Company issued a press release reporting its receipt of the Deficiency Letter.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

99	Press Release dated May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC

May 30, 2008	By:	/s/ Steve Cohen
Steve Cohen
President

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